EXHIBIT 99.1

NERDWALLET REPORTS FIRST QUARTER 2024 RESULTS
Revenue of $161.9 million, Down 5% Year-Over-Year

FINANCIAL HIGHLIGHTS
•Revenue of $161.9 million
•GAAP income from operations of $3.7 million
•GAAP net income of $1.1 million or $0.01 income per diluted share
•Non-GAAP operating income of $10.6 million
•Adjusted EBITDA of $25.5 million
SAN FRANCISCO, CA—April 25, 2024—NerdWallet, Inc. (Nasdaq: NRDS), which provides trustworthy financial guidance to consumers and small and mid-sized businesses (SMBs), today reported financial results for its first quarter ended March 31, 2024.
“I’m proud of our Q1 results—we exceeded guidance across adjusted EBITDA and non-GAAP operating income, while hitting another record quarter for monthly unique users and growing our registered user base to over 20 million,” said Tim Chen, Co-Founder and CEO of NerdWallet. “Elevated delinquency rates and high interest rates are contributing to a tough lending environment, despite seemingly positive economic indicators. We believe these are normal cyclical dynamics, so we are focused on the long term to grow from cycle to cycle.”
“While our Q1 revenue declined 5% year-over-year as we faced a tight lending environment, the diversification of our business helped to offset some of these continued headwinds, and we expect a return to revenue growth in Q2,” said Lauren StClair, CFO of NerdWallet. “Our growing consumer mind share, with strong traffic and brand signals, give us confidence that as macroeconomic conditions recover, our ability to meet consumer needs will strengthen our long-term positioning.”

FIRST QUARTER 2024 HIGHLIGHTS
As previously announced, effective with the fourth quarter of 2023, we present SMB products (previously included in Other verticals) as a separate revenue product category. Additionally, our historical Other verticals product category, exclusive of SMB products, is renamed Emerging verticals. Comparative amounts have been reclassified to conform to the presentation for the three months ended March 31, 2024.
•Credit cards revenue of $50.0 million decreased 19% year-over-year, primarily due to reduced marketing spending by our financial services partners amidst a combination of continued cautious underwriting and heightened balance sheet conservatism following the 2023 regional banking crisis.
•Loans revenue of $21.4 million was down 3% year-over-year, primarily due to decreases in mortgages, as a result of higher interest rates, and in student loans, partially offset by growth in personal loans.
•SMB products revenue of $30.4 million was up 21% year-over-year, primarily driven by revenue growth in products such as business credit cards and banking.
•Emerging verticals revenue, previously named Other verticals, of $60.1 million was down 2% year-over-year, as a decrease in banking products was partially offset by growth in investing and insurance products.
•We had 29 million average Monthly Unique Users (MUUs), which was up 25% year-over-year. We saw strong engagement in areas such as investing, travel products, taxes and insurance.

SUMMARY FINANCIAL RESULTS

	Quarter Ended		% Change	Quarter Ended	% Change
	Mar 31,	Mar 31,		Dec 31,
(in millions, except per share amounts)	2024	2023	YoY	2023	QoQ
Revenue	$161.9	$169.6	(5%)	$133.7	21%
Credit cards(1)	50.0	61.3	(19%)	43.2	15%
Loans(2)	21.4	22.0	(3%)	23.6	(9%)
SMB products(3)	30.4	25.2	21%	27.6	10%
Emerging verticals(4)	60.1	61.1	(2%)	39.3	53%

Income (loss) from operations	$3.7	$(0.8)	NM	$4.6	(19%)
Net income (loss)	$1.1	$1.7	(34%)	$(2.3)	NM

Net income (loss) per share
Basic	$0.01	$0.02	(50%)	$(0.03)	NM
Diluted	$0.01	$0.02	(50%)	$(0.03)	NM

Non-GAAP financial measures(5)
Non-GAAP operating income	$10.6	$3.8	176%	$12.6	(15%)
Adjusted EBITDA	$25.5	$20.9	22%	$29.3	(13%)

Cash and cash equivalents	$110.9	$100.8	10%	$100.4	10%
Average Monthly Unique Users(6)	29	23	25%	24	21%
______________
(1)    Credit cards revenue consists of revenue from consumer credit cards.
(2)    Loans revenue includes revenue from personal loans, mortgages, student loans and auto loans.
(3)    SMB products revenue includes revenue from loans, credit cards and other financial products and services intended for small and mid-sized businesses.
(4)    Emerging verticals revenue includes revenue from other product sources, including banking, insurance, investing and international.
(5)    Non-GAAP operating income and adjusted EBITDA are non-GAAP measures. See “Non-GAAP Financial Measures” for more information.
(6)    We define a Monthly Unique User as a unique user with at least one session in a given month as determined by unique device identifiers.
QUARTERLY CONFERENCE CALL
A conference call to discuss NerdWallet’s first quarter 2024 financial results will be webcast live today, April 25, 2024 at 1:30 PM Pacific Time (PT). The live webcast is open to the public and will be available on NerdWallet’s investor relations website at https://investors.nerdwallet.com. Following completion of the call, a recorded replay of the webcast will be available on NerdWallet’s investor relations website.
SHAREHOLDER LETTER
A shareholder letter providing additional information and analysis can be found at NerdWallet’s investor relations website at https://investors.nerdwallet.com.

ABOUT NERDWALLET
NerdWallet (Nasdaq: NRDS) is on a mission to provide clarity for all of life’s financial decisions. As a personal finance website and app, NerdWallet provides consumers with trustworthy and knowledgeable financial information so they can make smart money moves. From finding the best credit card to buying a house, NerdWallet is there to help consumers make financial decisions with confidence. Consumers have free access to our expert content and comparison shopping marketplaces, plus a data-driven app, which helps them stay on top of their finances and save time and money, giving them the freedom to do more. NerdWallet is available for consumers in the U.S., United Kingdom, Canada and Australia.
“NerdWallet” is a trademark of NerdWallet, Inc. All rights reserved. Other names and trademarks used herein may be trademarks of their respective owners.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months Ended March 31,		% Change
(in millions, except per share amounts)	2024	2023
Revenue	$161.9	$169.6	(5%)
Costs and Expenses:
Cost of revenue	14.2	13.8	3%
Research and development	20.7	19.5	6%
Sales and marketing	107.9	121.7	(11%)
General and administrative	15.4	15.4	(1%)
Total costs and expenses	158.2	170.4	(7%)
Income (Loss) From Operations	3.7	(0.8)	NM
Other income, net:
Interest income	1.4	1.0	33%
Interest expense	(0.2)	(0.2)	(4%)
Other losses, net	(0.1)	(0.1)	(41%)
Total other income, net	1.1	0.7	56%
Income (loss) before income taxes	4.8	(0.1)	NM
Income tax provision (benefit)	3.7	(1.8)	NM
Net Income	$1.1	$1.7	(34%)

Net Income Per Share Attributable to Common Stockholders
Basic	$0.01	$0.02	(50%)
Diluted	$0.01	$0.02	(50%)

Weighted-average Shares Used in Computing Net Income Per Share Attributable to Common Stockholders
Basic	77.2	75.8
Diluted	80.5	79.7

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited

(in millions)	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$110.9	$100.4
Accounts receivable—net	93.9	75.5
Prepaid expenses and other current assets	19.4	22.5
Total current assets	224.2	198.4
Property, equipment and software—net	50.6	52.6
Goodwill	111.5	111.5
Intangible assets—net	43.5	46.9
Right-of-use assets	6.5	7.2
Other assets	9.8	2.0
Total Assets	$446.1	$418.6
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15.3	$1.7
Accrued expenses and other current liabilities	38.5	35.6
Total current liabilities	53.8	37.3
Other liabilities—noncurrent	13.6	14.4
Total liabilities	67.4	51.7
Commitments and contingencies
Stockholders’ equity	378.7	366.9
Total Liabilities and Stockholders’ Equity	$446.1	$418.6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited

	Three Months Ended March 31,
(in millions)	2024	2023
Operating Activities:
Net income	$1.1	$1.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11.9	11.7
Stock-based compensation	8.7	8.6
Deferred taxes	(0.1)	(0.1)
Non-cash lease costs	0.5	0.7
Other, net	0.2	1.4
Changes in operating assets and liabilities:
Accounts receivable	(18.5)	(11.8)
Prepaid expenses and other assets	3.0	(2.6)
Accounts payable	13.4	8.6
Accrued expenses and other current liabilities	3.0	(0.8)
Operating lease liabilities	(0.8)	(0.7)
Other liabilities	0.3	(0.3)
Net cash provided by operating activities	22.7	16.4
Investing Activities:
Purchase of investment	(8.1)	—
Capitalized software development costs	(5.4)	(7.3)
Purchase of property and equipment	—	(0.3)
Net cash used in investing activities	(13.5)	(7.6)
Financing Activities:
Proceeds from line of credit	—	7.5
Payments on line of credit	—	(7.5)
Proceeds from exercise of stock options	1.7	8.4
Tax payments related to net-share settlements on restricted stock units	(0.4)	(0.3)
Net cash provided by financing activities	1.3	8.1
Net increase in cash and cash equivalents	10.5	16.9
Cash and Cash Equivalents:
Beginning of period	100.4	83.9
End of period	$110.9	$100.8

NON-GAAP FINANCIAL MEASURES
We use non-GAAP operating income (loss) and adjusted EBITDA in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our Board of Directors concerning our financial performance.
Non-GAAP operating income (loss): We define non-GAAP operating income (loss) as income (loss) from operations adjusted to exclude depreciation and amortization, and further exclude (1) impairment of right-of-use asset, (2) losses (gains) on disposals of assets, (3) change in fair value of contingent consideration related to earnouts, (4) deferred compensation related to earnouts, and (5) acquisition-related costs. We also reduce income from operations, or increase loss from operations, for capitalized internally developed software costs.
Adjusted EBITDA: We define adjusted EBITDA as net income (loss) from continuing operations adjusted to exclude depreciation and amortization, interest income (expense), net, provision (benefit) for income taxes, and further exclude (1) impairment of right-of-use asset, (2) losses (gains) on disposals of assets, (3) change in fair value of contingent consideration related to earnouts, (4) deferred compensation related to earnouts, (5) stock-based compensation, and (6) acquisition-related costs.
The above items are excluded from our non-GAAP operating income (loss) and adjusted EBITDA measures because these items are non-cash in nature, or because the amounts are not driven by core operating results and renders comparisons with prior periods less meaningful. We deduct capitalized internally developed software costs in our non-GAAP operating income (loss) measure to reflect the cash impact of personnel costs incurred within the time period.
We believe that non-GAAP operating income (loss) and adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results and in comparing operating results across periods. Moreover, non-GAAP operating income (loss) and adjusted EBITDA are key measurements used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. However, the use of these non-GAAP measures have certain limitations because they do not reflect all items of income and expense that affect our operations. Non-GAAP operating income (loss) and adjusted EBITDA have limitations as financial measures, should be considered as supplemental in nature, and are not meant as substitutes for the related financial information prepared in accordance with GAAP. These limitations include the following:
•Non-GAAP operating income (loss) and adjusted EBITDA exclude certain recurring, non-cash charges, such as amortization of software, depreciation of property and equipment, amortization of intangible assets, impairment of right-of-use asset, and (losses) gains on disposals of assets. Although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and non-GAAP operating income (loss) and adjusted EBITDA do not reflect all cash requirements for such replacements or for new capital expenditure requirements;
•Non-GAAP operating income (loss) and adjusted EBITDA exclude acquisition-related costs, including acquisition-related retention compensation under compensatory retention agreements with certain key employees, acquisition-related transaction expenses, contingent consideration fair value adjustments related to earnouts, and deferred compensation related to earnouts;
•Adjusted EBITDA excludes stock-based compensation, including for acquisition-related inducement awards, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy; and
•Adjusted EBITDA does not reflect interest income (expense) and other gains (losses), net, which include unrealized and realized gains and losses on foreign currency exchange, as well as certain nonrecurring gains (losses).
In addition, non-GAAP operating income (loss) and adjusted EBITDA as we define them may not be comparable to similarly titled measures used by other companies. Because of these limitations, you should consider non-GAAP operating income (loss) and adjusted EBITDA alongside other financial performance measures, including income (loss) from operations, net income (loss) and our other GAAP results.

We compensate for these limitations by reconciling non-GAAP operating income (loss) to income (loss) from operations, and adjusted EBITDA to net income (loss), the most directly comparable respective GAAP financial measures, as follows:

	Three Months Ended March 31,		% Change
(in millions)	2024	2023
Income (loss) from operations	$3.7	$(0.8)	NM
Depreciation and amortization	11.9	11.7	1%
Acquisition-related retention	1.2	1.4	(11%)
Capitalized internally developed software costs	(6.2)	(8.5)	(27%)
Non-GAAP operating income	$10.6	$3.8	176%

Operating income (loss) margin	2%	(0%)
Non-GAAP operating income margin[1]	7%	2%

Net income	$1.1	$1.7	(34%)
Depreciation and amortization	11.9	11.7	1%
Stock-based compensation	8.7	8.6	1%
Acquisition-related retention	1.2	1.4	(11%)
Interest income, net	(1.2)	(0.8)	42%
Other losses, net	0.1	0.1	(41%)
Income tax provision (benefit)	3.7	(1.8)	NM
Adjusted EBITDA	$25.5	$20.9	22%
Stock-based compensation	(8.7)	(8.6)	1%
Capitalized internally developed software costs	(6.2)	(8.5)	(27%)
Non-GAAP operating income	$10.6	$3.8	176%

Net income margin	1%	1%
Adjusted EBITDA margin[2]	16%	12%
______________
(1)    Represents non-GAAP operating income (loss) as a percentage of revenue.
(2)    Represents adjusted EBITDA as a percentage of revenue.

FINANCIAL OUTLOOK
We are providing guidance for the second quarter of 2024:
•Revenue is expected in the range of $147-$152 million, up 4% year-over-year at the midpoint
•GAAP operating loss is expected in the range of $(7)-$(4) million
•Non-GAAP operating income (loss) is expected in the range of $(1.5)-$1.5 million
•Adjusted EBITDA is expected in the range of $16.5-$19.5 million
We expect a 2024 annual GAAP operating income margin in the range of 3-4.5% and non-GAAP operating income margin in the range of 6.5-8%. We also expect a 2024 annual adjusted EBITDA margin in the range of 18-19.5%.
NerdWallet has not provided a quantitative reconciliation of forecasted GAAP net income (loss) to forecasted adjusted EBITDA within this communication because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, income taxes which are directly impacted by unpredictable fluctuations in the market price of the Company’s capital stock. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, many of which are outside of NerdWallet’s control.
A reconciliation of forecasted operating income margin to forecasted non-GAAP operating income margin for forecasted full year 2024, and forecasted operating loss to forecasted non-GAAP operating income (loss) for forecasted second quarter 2024 is as follows:

	Forecasted Full Year 2024	Forecasted Second Quarter 2024
(in millions)	Operating Income Margin[1]	Operating Income (Loss)
GAAP	3-4.5%	$(7)-$(4)
Estimated adjustments for:
Depreciation and amortization	7-7.5%	11.5
Acquisition-related retention	0.75%	1
Capitalized internally developed software costs	(4.25)-(4.75%)	(7)
Non-GAAP	6.5-8%	$(1.5)-$1.5
______________
(1)    Operating income margin represents forecasted operating income as a percentage of forecasted revenue. Non-GAAP operating income margin represents forecasted non-GAAP operating income as a percentage of forecasted revenue.
For more information regarding the non-GAAP financial measures discussed in this communication, please see “Non-GAAP Financial Measures” above.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements, including, but not limited to, the statements in the section titled “Financial Outlook.” In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:
•the effect of macroeconomic developments, including but not limited to, inflation, rising interest rates, tightening credit markets and general macroeconomic uncertainty on our business results of operations, financial condition and stock price;
•our expectations regarding our future financial and operating performance, including total revenue, cost of revenue, non-GAAP operating income (loss), adjusted EBITDA, and MUUs;
•our ability to grow traffic and engagement on our platform;

•our expected returns on marketing investments and brand campaigns;
•our expectations about consumer demand for the products on our platform;
•our ability to convert users into registered users and improve repeat user rates;
•our ability to convert consumers into matches with financial services partners;
•our ability to grow within existing and new verticals;
•our ability to expand geographically;
•our ability to maintain and expand our relationships with our existing financial services partners and to identify new financial services partners;
•our ability to build efficient and scalable technical capabilities to deliver personalized guidance and nudge users;
•our ability to maintain and enhance our brand awareness and consumer trust;
•our ability to generate high quality, engaging consumer resources;
•our ability to adapt to the evolving financial interests of consumers;
•our ability to compete with existing and new competitors in existing and new market verticals;
•our ability to maintain the security and availability of our platform;
•our ability to maintain, protect and enhance our intellectual property;
•our ability to identify, attract and retain highly skilled, diverse personnel;
•our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business;
•the sufficiency of our cash, cash equivalents, and investments to meet our liquidity needs;
•our ability to effectively manage our growth and expand our infrastructure and maintain our corporate culture;
•our ability to successfully identify, manage, and integrate any existing and potential acquisitions; and
•our ability to achieve expected synergies, accretive value and other benefits from completed acquisitions.

You should not rely on forward-looking statements as predictions or guarantees of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. These forward-looking statements are subject to risks, uncertainties and other factors that may cause actual results or outcomes to be materially different from any future results expressed or implied by these forward-looking statements, including those factors described in filings we make with the SEC from time to time.
The forward-looking statements made in this press release speak only as of the date hereof. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Investor Relations:
Caitlin MacNamee
ir@nerdwallet.com

Media Relations:
Kate Bondurant
press@nerdwallet.com